                                                                   EXHIBIT 10.20

                         WORLDCOM NETWORK SERVICES, INC.

                     CLASSIC/TRANSCEND(TM)SWITCHED SERVICES

                            PROGRAM ENROLLMENT TERMS

         These PROGRAM ENROLLMENT TERMS (the "PET") are made by and between WorldCom Network Services, Inc. ("WORLDCOM") and AmeriVision Communications, Inc. ("CUSTOMER") and are a part of their Telecommunications Services Agreement for Switched Services. Capitalized terms not defined herein shall have the meaning ascribed to them in the TSA, the Service Schedule or the applicable Rate and Discount Schedule.

1. SERVICE TERM: The Service Term shall commence as of --**-- (the "EFFECTIVE DATE") and shall continue through and include --**-- (the "SERVICE TERM"), subject to earlier termination as provided in Subsection 2(B) below. Provided, however, notwithstanding the immediately preceding sentence, the rates set forth herein will be effective as of --**-- (the "RATE EFFECTIVE DATE"). Upon expiration of the Service Term, the Switched Services in question will continue to be provided pursuant to the same terms and conditions as are then in effect (including without limitation, the applicable rates, discounts and commitments, if any), subject to termination by either party upon sixty (60) days prior written notice to the other party.

2.       CUSTOMER'S MINIMUM REVENUE COMMITMENT:

         (A) Commencing with the Effective Date (as determined under Section 1 above) and continuing through the end of the Service Term (including any extensions thereto) (the "COMMITMENT PERIOD"), Customer agrees to maintain, on a take-or-pay basis, cumulative Monthly Revenue (as defined in the applicable Rate and Discount Schedule) equal to at least the amounts shown below by the end of the respective months listed ("CUSTOMER'S MINIMUM REVENUE COMMITMENT").



             END OF           CUSTOMER'S       END OF           CUSTOMER'S
             MONTH            COMMITMENT       MONTH            COMMITMENT
             -----            ----------       -----            ----------
               1                $2,000,000       19             $38,000,000
               2                $4,000,000       20             $40,000,000
               3                $6,000,000       21             $42,000,000
               4                $8,000,000       22             $44,000,000
               5               $10,000,000       23             $46,000,000
               6               $12,000,000       24             $48,000,000
               7               $14,000,000       25             $50,000,000
               8               $16,000,000       26             $52,000,000
               9               $18,000,000       27             $54,000,000
              10               $20,000,000       28             $56,000,000
              11               $22,000,000       29             $58,000,000
              12               $24,000,000       30             $60,000,000






--------------------
         --**-- This symbol signifies information from the agreement that has been omitted because the Company has requested confidential treatment. The information has been filed separately with the Securities and Exchange Commission.

4/15/99                            Page 1 of 9

                          CONFIDENTIAL - EXECUTION COPY

         (B) Notwithstanding anything to the contrary contained in Subsection
         (A) above, as soon as Customer's cumulative Monthly Revenue (which will include any Deficiency Charges actually paid by Customer) is equal to at least $72,000,000, either party may cancel this Agreement in its entirety upon at least ninety (90) prior written notice to the other party.


3. DEFICIENCY CHARGE: In the event Customer does not maintain Customer's Minimum Revenue Commitment in any month during the Commitment Period (regardless of whether Customer has commenced using any or all of the Switched Services described herein), then for those month(s) only, Customer will pay WorldCom the difference between Customer's Minimum Revenue Commitment and Customer's actual Monthly Revenue (as described in the applicable Rate and Discount Schedule) (the "DEFICIENCY CHARGE"). The Deficiency Charge will be due at the same time payment is due for Service provided to Customer, or immediately in an amount equal to Customer's Minimum Revenue Commitment for the unexpired portion of the Service Term, if WorldCom terminates this Agreement based on Customer's default. Provided, however, WorldCom agrees to waive any Deficiency Charges that arise solely due to a catastrophic network event which materially prevents Customer's use of Services hereunder sufficient to satisfy Customer's Minimum Revenue Commitment. In such case, Customer shall have the burden of proof in establishing the date and duration of such event as well as the general sources of Customer's traffic affected by such event. Provided, for purposes of this Agreement, any catastrophic network events lasting less than --**-- and/or affecting less than --**-- minutes of Customer's traffic will be deemed not material.

4. CANCELLATION WITHOUT CHARGE: The parties agree to substitute Subsection 2(C) of the TSA to read in its entirety as follows:

         (C) Cancellation Without Charge. Notwithstanding anything to the contrary contained in Subsection 2(A) above, Customer may cancel this Agreement without incurring any cancellation charge if:

                  i. WorldCom fails to provide a network as warranted in Section 8 below and fails to cure such default within five (5) days following written notice from Customer; or

                  ii. WorldCom fails to (a) deliver call detail records promptly based on the frequency selected by Customer (i.e., monthly, weekly or daily); or (b) submit ANI(s) relevant to such Service Requests to the LECs within the time period described in Subsection 1(B) above. Provided, however, Customer must give WorldCom written notice of any such default under this Subpart (ii) and an opportunity to cure such default within five (5) days of the notice. In the event WorldCom fails to cure any such default within the five-day period set forth in this Subpart (ii) on more than three (3) occasions within any six (6) month period, Customer may cancel this Agreement without incurring any cancellation charge.


4/15/99                            Page 2 of 9

                          CONFIDENTIAL - EXECUTION COPY

5. DISPUTED TRANSFER CHARGES: The parties agree to substitute the first sentence only of Subsection 3(A) and Subsection 3(B) of the TSA to read in their entirety as follows:

         (A) End Users. Customer will use reasonable efforts to obtain and upon WorldCom's request will provide WorldCom (within two (2) business days of the date of the request) a written Letter of Agency ("LOA") acceptable to WorldCom [or with any other means if approved by the Federal Communications Commission ("FCC") and any applicable public utility commission ("PUC") and accepted by the applicable local exchange provider provided the local exchange provider has the authority to accept or deny certain forms of LOAs (provided, further, nothing contained herein will require WorldCom to challenge the right of local exchange providers to accept or deny certain forms of LOAs), for each ANI indicating the consent of such end user of Customer ("END USER") to be served by Customer and transferred (by way of such End User's designated PIC) to the WorldCom network prior to order processing.

         (B) Transfer Charges/Disputed Transfers. Customer agrees that it is responsible for (i) all charges incurred by WorldCom to change the PIC of End Users to the WorldCom network, (ii) all charges incurred by WorldCom to change End Users back to their previous PIC arising from disputed transfers to the WorldCom network plus, at WorldCom's option, an administrative charge equal to --**-- of such charges, and (iii) any other damages suffered by or awards against WorldCom resulting from disputed transfers unless such damages or awards are the result of actions taken solely by WorldCom without any involvement (either directly or indirectly) by Customer.

6. PAYMENT TERMS: The parties agree to substitute Subsection 5(A) and 5(B) of the TSA to read in their entirety as follows:

         (A) Payment. WorldCom billings for Switched Services hereunder are made on a monthly basis (or such other basis as may be mutually agreed to by the parties) following Start of Service. Subject to Subsection 5(C) below, Switched Services shall be billed at the rates set forth in the applicable Rate and Discount Schedule attached hereto. Customer will be notified of WorldCom's time of day rate periods (including WorldCom Recognized National Holidays). Discounts, if any, applicable to the rates for certain Services are set forth in the Rate and Discount Schedule. Customer will pay all undisputed charges relative to each WorldCom invoice for Switched Services within (i) --**-- days of the invoice date set forth on each WorldCom invoice to Customer with respect to Services provided in months 1 through 3 following the Effective Date of this Agreement, (ii) --**-- days of the invoice date set forth on each WorldCom invoice to Customer with respect to Services provided in months 4 through 6 following the Effective Date of this Agreement, and (iii) --**-- days of the invoice date set forth on each WorldCom invoice to Customer with respect to Services provided through the remainder of the Service Term (collectively, the "DUE DATE"). If payment is not received by WorldCom on or before the Due Date, Customer shall also pay a late fee in the amount of the lesser of one and one-half percent (1 1/2%) of the unpaid

4/15/99                            Page 3 of 9

                          CONFIDENTIAL - EXECUTION COPY
         balance of the charges for Switched Services rendered per month or the maximum lawful rate under applicable state law. Commencing with the Effective Date and continuing through the end of the Service Term, Customer agrees to provide WorldCom (a) unaudited financial statements within --**-- days following each month, (b) "reviewed" financial statements within --**-- days following each quarter, and (c) audited financial statements within --**-- days following the end of each of Customer's fiscal years.

         (B) Taxes. Customer acknowledges and understands that WorldCom computes all charges herein exclusive of any applicable federal, state or local use, excise, gross receipts, sales and privilege taxes, duties, fees or similar liabilities (other than general income or property taxes), whether charged to or against WorldCom or customer because of the Switched Services furnished to Customer ("ADDITIONAL CHARGES"). Customer shall pay such Additional Charges in addition to all other charges provided for herein. Customer will not be liable for certain Additional Charges if Customer provides WorldCom with an appropriate exemption certificate. Provided, to the extent Customer is not an "end user" of the Services provided hereunder, with respect to any Additional Charges which are assessed solely on WorldCom's end users ("END USER CHARGES"), WorldCom agrees not to assess Customer such End User Charges. Provided, however, in the event WorldCom is required to collect End User Charges from Customer, Customer agrees to pay WorldCom such End User Charges unless Customer provides WorldCom a written certification, signed by an officer of Customer, that Customer has directly paid such End User Charges.

7. PAYMENT OF DISPUTED AMOUNTS: Notwithstanding anything to the contrary contained in Subsection 5(D) of the TSA, in the event Customer pays WorldCom any amount which is ultimately determined not to be due WorldCom, WorldCom agrees to pay Customer such amount plus interest on such amount equal to one and one-half (1 1/2%) of such amount per month or the maximum lawful rate under applicable state law.

8. CREDIT: The parties agree to delete the first two sentences of Subsection 6(A) of the TSA.

9. REMEDIES FOR BREACH: In the event WorldCom elects its remedies under Subsection 7(B) of the Agreement and bills Customer's End Users directly, WorldCom agrees to collect any amounts owing from such End Users in good faith and in accordance with reasonable business practices. In the event WorldCom collects any amounts from Customer's End Users, such amounts will offset any amounts owed by Customer under this Agreement. In other words, Customer's liability for charges for Services rendered and the Deficiency Charge, if applicable, will be reduced by any amounts WorldCom collects from Customer's End Users.

10. FORCE MAJEURE: The parties agree to substitute Section 10 of the TSA to read in its entirety as follows:


4/15/99                            Page 4 of 9

                          CONFIDENTIAL - EXECUTION COPY

         If either party's performance of this Agreement or any obligation hereunder (excluding payments owed by Customer for Services rendered by WorldCom) is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cable cut, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United States government, or state or local governments, or of any department, agency, commission, court bureau, corporation or other instrumentality of any one or more such governments, or of any civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage or other labor difficulties, or supplier failure, shortage, breach or delay, then the affected party shall be excused from such performance on a day-to-day basis to the extent of such restriction or interference. The affected party shall use reasonable efforts under the circumstances to avoid or remove such causes or nonperformance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease.

11. OTHER AGREEMENTS: The parties agree to substitute Subsection 24(B) of the TSA to read in its entirety as follows:

         (B) Third Party Agreements. If Customer acquires or merges or combines with a third party after the Effective Date of this Agreement, and such third party has existing agreement(s) with a member of the WorldCom Group (collectively referred to as the "THIRD PARTY AGREEMENTS") for the provision of switched telecommunications services ("THIRD PARTY EXISTING SERVICES"), then ninety (90) days following the date of such acquisition, merger or combination (or such earlier date contained in a written notice from customer to WorldCom) (the "TRANSFER DATE"), if requested by WorldCom, Customer agrees to select one Agreement (either this Agreement or a Third Party Agreement) (the "SURVIVING AGREEMENT") pursuant to which all switched services will be provided to Customer and all members of the Customer Group and all other agreements (the "CANCELED AGREEMENTS") will be canceled and no longer in force or effect except for commitments, if any, contained in the Canceled Agreements and charges and credits due for Services provided prior to the effective date of cancellation of such Canceled Agreements. Further, as of the effective date of cancellation, Third Party Existing Services or, if applicable, the Services provided under this Agreement will be provisioned under the Surviving Agreement, and the aggregate commitment(s) (e.g., revenue, volume, minute, etc.) remaining under the Canceled Agreements shall be added on a pro rata basis to the commitment(s), if any, existing under the Surviving Agreement. Simultaneous with the closing of such acquisition, combination or merger, Customer will cause such third party and all of its affiliates who are parties to such Third Party Agreements, to agree to such cancellation(s) as appropriate and the provision of such Services, as appropriate under the terms and conditions of the Surviving Agreement and Customer agrees to provide WorldCom with reasonable documentation evidencing such agreement.


4/15/99                            Page 5 of 9

                          CONFIDENTIAL - EXECUTION COPY

12. TARIFF REFERENCES: Except to the extent specifically referenced in this Agreement, this Agreement does not incorporate any terms or conditions contained in any federal and/or state tariffs filed or to be filed by WorldCom or any of its affiliates.

13. DISPUTE RESOLUTION: If the parties are unable to resolve any dispute arising under or relating to this Agreement, the parties may resolve such disagreement or dispute as follows:

         (a) Either party may, by written notice to the other party (the "DISPUTE NOTICE"), request that a designated representative from each of the parties attempt to resolve the matter. Within fifteen (15) days after delivery of the Dispute Notice such representatives of both parties will use good faith efforts to schedule a meeting at a mutually acceptable time and place to attempt to resolve the dispute.

         (b) If the matter has not been resolved within thirty (30) days after delivery of the Dispute Notice, or if such representatives fail to meet within fifteen (15) days after delivery of such Dispute Notice, either party may initiate mediation in accordance with the procedures set forth in (C) below. All negotiations conducted by such representatives shall be confidential and shall be treated as compromise and settlement negotiations for purposes of federal and state rules of evidence.

         (c) If such representatives are unable to resolve the dispute or have failed to meet, the parties may elect to participate in a nonbinding mediation procedure as follows:

                  (A) A mediator will be selected by having counsel for each party agree on a single person to act as mediator. The parties' counsel as well as up to three (3) representatives of each of the parties will appear before the mediator at a time and place determined by the mediator, but not more than sixty
                  (60) days after delivery of the Dispute Notice. The fees of the mediator and other costs of the mediation will be shared equally by the parties.

                  (B) Each party will present a review of the matter and its position with respect to such matter. At the conclusion of both presentations the parties may ask questions of each other. Either party may abandon the mediation procedure at the end of the presentation and question periods and the mediation procedure shall not be binding on either party.

                  (C) If the matter is not resolved after applying the mediation procedure set forth above, or if either party refuses to take part in the mediation process, either party may initiate legal proceedings to resolve their dispute.

         (D) The provisions of this Section 13 shall not preclude a party form instituting legal proceedings seeking injunctive relief (including, without limitation, a temporary restraining

4/15/99                            Page 6 of 9

                          CONFIDENTIAL - EXECUTION COPY
         order) prior to the commencement or completion of the specified dispute resolution procedures.


14. REQUIREMENTS AGREEMENT: In consideration of the rates set forth in the Rate Schedule, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, during the Service Term Customer agrees to purchase one hundred percent (100%) of its telecommunications services requirements for SWITCHED ACCESS Service (1+ and Toll Free) (which services are described in this Agreement) from WorldCom under the terms and conditions set forth in this Agreement ("CUSTOMER'S REQUIREMENTS OBLIGATION"). Upon request from WorldCom, Customer agrees to provide WorldCom reasonable documentation evidencing Customer's compliance with this Section 14 and if requested by WorldCom, agrees to allow WorldCom or its representatives to audit Customer's books and records as may be necessary solely to ensure Customer's compliance with Customer's Requirements Obligation. In the event Customer is in breach of this Agreement, in addition to WorldCom's other rights and remedies described in this Agreement, notwithstanding anything to the contrary contained in the Agreement, WorldCom shall have the right to immediately increase Customer's SWITCHED ACCESS Service rates set forth in the Rate Schedule to --**--. Any increase as described herein will not affect Customer's Minimum Revenue Commitment set forth in Section 2 above.


15. SEMI-ANNUAL REVIEW OF RATES: Provided Customer is in substantial compliance with the terms of this Agreement, commencing September 1, 1999, and continuing on the first day of every seventh (7th) month thereafter (i.e., March 1, 2000; September 1, 2000; March 1, 2001; etc.), WorldCom and Customer agree to review the rates hereunder with a view to adjusting in good faith such rates taking into account (i) rates then generally available to WorldCom's other wholesale customers under other "programs" being offered by WorldCom when taken as a whole, and (ii) rates then generally available to WorldCom's other wholesale customers for similar services, commitments and other terms. In conducting such review, the parties agree to take into account state and/or federal mandates regarding local access reform, if any, that may affect the cost of the Services provided hereunder and which result in either an increase or decrease to such rates. Provided, however, nothing contained in this Section 15 will obligate WorldCom to reduce Customer's rates under this Agreement.

16. CUSTOMER PROPRIETARY INFORMATION: In addition to WorldCom's obligations to protect Customer's Confidential Information under Section 20 of the TSA, WorldCom agrees to comply with all applicable laws, rules and regulations regarding Customer's proprietary network information and the proprietary network information of Customer's End Users which information has been directly provided or disclosed by Customer to WorldCom.

17. SUBORDINATION AGREEMENT: Simultaneous with the execution of this Agreement, WorldCom agrees to execute the attached Intercreditor Agreement by and between WorldCom, Customer and Coast Business Credit, a division of Southern Pacific Bank.

4/15/99                            Page 7 of 9

                          CONFIDENTIAL - EXECUTION COPY

18.      CREDIT/SETTLEMENT:

         (A) In consideration of the terms and conditions contained in this Agreement, Customer's payment to WorldCom of --**-- on or before the due date of WorldCom's April 1, 1999 invoice, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, upon execution of this Agreement, WorldCom agrees to give Customer a credit (the "CREDIT") equal to --**-- which the parties agree equals all invoiced and unpaid charges including interest and late fees owed by Customer for Services provided by WorldCom prior to January 1, 1999 (i.e., up through and including the January, 1999 invoice) (the "SETTLEMENT DATE") (including any Services provided to Hebron Communication Corporation or American Electronics Corporation d/b/a Discount Long Distance assertedly through Customer by WorldCom through the Settlement Date. For purposes of this Agreement, such Services shall include without limitation (i) the following WorldCom billing account numbers for Switched Services: --**--; and the following WorldCom billing account numbers for private line services:
         --**--, and any other accounts for which Customer had payment responsibility under that certain Payment Agreement dated June 1, 1996, and executed by Customer, WorldCom and National Telephone & Communications, Inc., including without limitation, billing account numbers --**--. In addition to the Credit described herein, WorldCom agrees to waive any finance charges up through and including March 31, 1999 (i.e., the April, 1999 invoice). WorldCom acknowledges that the rates charged to Customer from and after November 30, 1998, through the Rate Effective Date described in Section 1 above shall be consistent with the rates provided under the WilMAX Telecommunications Services Agreement dated June 1, 1996 (the "NTC AGREEMENT"), as referenced in that certain Payment Agreement by and between WorldCom, Customer and National Telephone & Communications, Inc. dated June 1, 1996.

         (B) In consideration hereof, Customer and WorldCom, together with and on behalf of their respective predecessors, successors, parents, subsidiaries, affiliates, assigns, agents, directors, officers, employees and shareholders hereby release the other party and its respective predecessors, successors, parents, subsidiaries, affiliates, assigns, agents, directors, officers, employees and shareholders, from any and all claims, demands, damages, causes of action, debts, obligations, liabilities or controversies of any kind whatsoever, whether at law or in equity, whether before a local, state or federal court, arbitrator or state or federal administrative agency or commission, and whether known or unknown, liquidated or unliquidated, that the releasing party has or may have against the other on account of or in any way related to the NTC Agreement, any Services provided or billed to Customer prior to the Settlement Date, or any statements and/or representations made by the other party's personnel regarding the Services provided to Customer (the "DISPUTED MATTERS"). Upon receipt of the Credit, (i) it shall be the full and final settlement of each party's disputes and claims pertaining to the Disputed Matters, and (ii) each party shall thereafter be barred from bringing any charge, complaint or other action against the other relating to the Disputed Matters for all periods prior to the Settlement Date. It is understood and agreed by the parties that this Amendment is not to be construed or used as an admission of any liability

4/15/99                            Page 8 of 9

                          CONFIDENTIAL - EXECUTION COPY
         whatsoever by either party, its officers, directors, employees, agents, representatives, affiliates or subsidiaries, which liability is expressly denied, nor is it to be construed or used as an admission that a party has committed or engaged in any deceptive or unlawful act, violation or other breach of duty imposed by the NTC Agreement, applicable tariffs or applicable law.



4/15/99                            Page 9 of 9

                          CONFIDENTIAL - EXECUTION COPY

         IN WITNESS WHEREOF, the parties have executed these Classic/TRANSCEND(TM) Switched Services Program Enrollment Terms.

WORLDCOM NETWORK SERVICES, INC.                 AMERIVISION COMMUNICATIONS,
INC.


By:     /s/ John H. Krummez                     By:  /s/ Stephen D. Halliday
   -------------------------------                 -----------------------------
       (Signature)                                         (Signature)

           John H. Krummez                              Stephen D. Halliday
----------------------------------              --------------------------------
             (Print Name)                                  (Print Name)

         Senior Vice President                               President
----------------------------------              --------------------------------
               (Title)                                       (Title)




4/15/99                           Page 10 of 9

                          CONFIDENTIAL - EXECUTION COPY

                         WORLDCOM NETWORK SERVICES, INC.

                                SWITCHED SERVICES

                         RATE SCHEDULES FOR AMERIVISION


         Capitalized terms not defined in this Rate Schedule shall have the meaning ascribed to them in the Telecommunications Services Agreement, TSA#AVI-990301, between AmeriVision Communications, Inc. and WorldCom Network Services, Inc.

                                      RATES

(A)      TERMINATION Service

         --**--


(B)      TOLL FREE ORIGINATION Service

         --**--

(C)      SWITCHED ACCESS Service

         --**--

(D)      DEDICATED ACCESS Service

         --**--

(E)      TRAVEL CARD Service

         --**--

(F)      Directory Assistance

         --**--

ATTACHMENTS:

         --**--

-------------------
         --**-- This symbol signifies information from the agreement that has been omitted because the Company has requested confidential treatment. The information has been filed separately with the Securities and Exchange Commission.

                                                                  Exhibit 10.21



                               SECURITY AGREEMENT


         AMERIVISION COMMUNICATIONS, INC., an Oklahoma corporation with its principal office at 5900 Mosteller Drive, Suite 1850, Oklahoma City, Oklahoma 73112 ("DEBTOR"), and WORLDCOM NETWORK SERVICES, INC., a Delaware corporation, with its principal office at 6929 North Lakewood Avenue, Tulsa, Oklahoma 74117 ("SECURITY PARTY"), agree as follows:

         SECTION 1.  CREATION OF SECURITY INTEREST

         Debtor hereby grants to secured Party a security interest in the property described in Section 2 of this Agreement (the "COLLATERAL") to secure performance and payment of (i) all obligations arising under or in connection with that certain Telecommunications Services Agreement dated April 20, 1999 and more particularly described as TSA#AVI-990301 (including those certain Program Enrollment Terms attached thereto) (collectively, the "TSA") between Debtor and Secured Party, and all related instruments, documents or agreements and any amendments, extensions, renewals or replacements of or to the foregoing; and (ii) all other obligations and indebtedness of Debtor to Secured Party of whatever kind and however created whether presently existing or hereafter arising. All of the foregoing obligations and indebtedness described in this Section 1 shall hereinafter be referred to as the "SECURED INDEBTEDNESS," and the TSA and all other documents evidencing or giving rise to the Secured Indebtedness shall hereinafter be referred to collectively as the "SECURITY INSTRUMENTS."

         SECTION  2.  COLLATERAL

         (a) As collateral for the Secured Indebtedness, Debtor hereby assigns and grants to Secured Party a lien and security interest in all of the Debtor's following property, wherever located, and whether now owned or hereafter acquired or created:

         (b) All of Debtor's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents, securities accounts, security entitlements, commodity contracts, commodity accounts, investment property and all other forms of obligations at any time owing to Debtor, all guaranties and other security therefor, all merchandise returned to or repossessed by Debtor, and all rights of stoppage in transit and all other rights or remedies of any unpaid vendor, lienor or secured party (collectively, "RECEIVABLES").

         (c) All general intangibles of Debtor, whether now owned or hereafter created or acquired by Debtor, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, investment property (as such term is defined in the Uniform Commercial Code in effect in the state of Oklahoma), inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, all documents containing the names, addresses, telephone numbers, and other information regarding Debtor's customers and tapes, programs, printouts, disks, and other material and documents relating to the recording, billing or analyzing of any of the foregoing, customer contracts for the furnishing by Debtor of telecommunications services, and billing and collection contracts, whether evidenced by a document or otherwise, security and other deposits, rights in all litigation presently or hereafter pending for any good cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Debtor against Secured Party, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tape and tape files, claims under guaranties, security interests or other security held by or granted to Debtor, all rights to indemnification and all other intangible property of every kind or nature (other than Receivables).

         (d) All of Debtor's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and including without limitation all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Debtor's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing (collectively, "INVENTORY").

         (e) All of Debtor's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dies, jigs, goods and other goods (other than Inventory) of every kind and description used in Debtor's operations or owned by Debtor and any interests in any of the foregoing and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

         (f) All proceeds of any of the foregoing, all products of any of the foregoing, and all books, records and documents relating to any and all of the foregoing, whether in the form of writing, microfilm, microfiche, tape, or electronic media.

         SECTION 3.  DEBTOR'S REPRESENTATIONS AND WARRANTIES

         Debtor hereby represents and warrants to Secured Party that Debtor is and will at all times in the future be, the sole owner of the Collateral, having good and marketable title thereto (except for items of Equipment which are leased by Debtor), free and clear of any and all liens, charges, security interests, encumbrances, adverse claims or rights of others created by any acts or omissions of Debtor, except for the security interest granted to Secured Party and any and all liens and security interests that are defined as Permitted Liens in that certain Loan and Security Agreement between Debtor and Coast Business Credit ("COAST") dated February 4, 1999, as the same may be amended from time to time, including, but not limited to the present and future liens and security interests in favor of Coast and any and all additional security interests and liens consented to in writing by Coast

(collectively, "PERMITTED LIENS"). Debtor will at all times defend Secured Party and the Collateral against all claims of others other than the holders of Permitted Liens. None of the Collateral is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Debtor is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Debtor's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Debtor shall, whenever requested by Secured Party, use its reasonable best efforts to cause such third party to execute and deliver to Secured Party, in form acceptable to Secured Party, such waivers and subordinations as Secured Party shall specify, so as to ensure that the rights of the Secured Party in the Collateral are, and will continue to be, superior to the rights of any such third party. Debtor will keep in full force and effect, and will comply with all the terms of, any lease for a Leased Location where any of the Collateral now or in the future may be located.

         SECTION 4.  EVENTS OF DEFAULT

         The following events are "EVENTS OF DEFAULT":

         4.1 Failure to Pay. Debtor does not pay when due any amount due under any of the Security Instruments or the Debtor otherwise breaches the provisions thereof, and such nonpayment or other breach is not cured within any cure period provided thereunder.

         4.2 Limitations Regarding Collateral. The Debtor sells, transfers, leases or otherwise disposes of any of the Collateral, or attempts, offers or contracts to do so (other than in the ordinary course of Debtor's business), or Debtor creates, permits or suffers to exist any lien, security interest, encumbrance, claim or right in or to the Collateral other than Permitted Liens and those in favor of Secured Party (the "OTHER ENCUMBRANCES"). Debtor will, at Debtor's sole expense, defend the Collateral against and take such other action as is necessary to remove such Other Encumbrances and defend the right, title and interest of Secured Party in and to any of Debtor's rights to the Collateral, including without limitation any proceeds and products thereof, against the claims and demands of all persons other than the holder of Permitted Liens.

         4.3 Misrepresentation. Any representation or warranty made by the Debtor herein or in any of the Security Instruments proves to have been untrue in any material respect, or any representation, statement (including Financial Statements), certificate or data furnished or made by the Debtor (or any officer, accountant or attorney of the Debtor) hereunder or under any of the Security Instruments proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified.

         4.4 Impairment of Collateral. Secured Party, in good faith, considers any Collateral to be unsafe or in such danger of misuse that Secured Party's prospect of or right to payment or performance under this Agreement or any instrument or agreement required hereunder or under any other agreement between Secured Party and Debtor is materially impaired.

         4.5 Cross Default. Debtor breaches, defaults, or commits an event of default under any other agreement, document or instrument between Secured Party (or an affiliate of Secured Party) and Debtor and such breach, default or event of default is not cured within any cure period provided thereunder.

         4.6 Change of Name or Principal Place of Business. Debtor changes its name, or its principal place of business, or changes its corporate structure in any way that would make filed financing statements misleading without giving Secured Party at least thirty (30) days advance written notice of such change or move, and ensuring that any steps necessary to continue the perfection and priority of Secured Party's security interest in the Collateral shall have been taken, all at Debtor's expense.

         4.7 Opportunity to Cure. Any Event of Default described in Subsections 4.1, 4.2 and 4.3, 4.4 and 4.5 may be cured within five (5) calendar days after written notice by Secured Party to Debtor.

         SECTION 5.  SECURED PARTY'S RIGHTS

         5.1 Rights of Secured Party Upon Default. If there is an Event of Default and such default is not cured within any applicable cure period, the Secured Party may, at its option and at any time thereafter:

                  (a) Declare the entire aggregate amount of the Secured Indebtedness then outstanding and the interest and other fees and expenses accrued thereon, and all other obligations of debtor to Secured Party to be immediately due and payable without notice and without presentment, demand, protest, notice of protest, or other notice of default or dishonor of any kind, all of which are hereby expressly waived by the Debtor;

                  (b) require Debtor to assemble the Collateral, including any books and records pertaining to the Collateral, and make them available to Secured Party at a place designated by Secured Party;

                  (c) notify any account debtor, any buyers of the Collateral, and any other person of Secured Party's interest in the Collateral;

                  (d) request confirmation from any account debtor of the status of the account upon which the account debtor is obligated;

                  (e) require Debtor to obtain Secured Party's prior written consent to any sale, agreement to sell, or other disposition of any Collateral (other than in the ordinary course of Debtor's business);

                  (f) remedy any default or waive any default without waiving the default remedies and without waiving any other prior or subsequent default; and

                  (g) take such measures as Secured Party may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, collect on, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of any Collateral.

         Debtor hereby constitutes and appoints Secured Party as Debtor's attorney-in-fact to perform all acts and execute all documents solely in connection with the remedies described in this Agreement. This power of attorney is coupled with an interest and shall be irrevocable until such time as all of Debtor's obligations under the Security Instruments (including without limitation, the TSA) are satisfied in full. Secured Party's rights under this Subsection 5.1 may only be exercised to the extent any amount of the Secured Indebtedness remains unpaid and specifically may not be exercised with respect to any amounts in excess of the Secured Indebtedness.

         5.2 Further Documentation; Pledge of Instruments. If Secured Party reasonably determines that further action is necessary and desirable in order to obtain the full benefits of this Agreement and the rights and powers granted herein, Secured Party may request in writing that Debtor execute, deliver and record further documents, instruments, agreements and amendments (including without limitation, any financing statements or amendments under the applicable Uniform Commercial Code), in which case Debtor agrees to act promptly. At any time and from time to time, upon the written request of Secured Party, Debtor promptly and duly shall execute, deliver and record any documents, instruments, agreements and amendments, and take all such further action as Secured Party may reasonably deem necessary and desirable in obtaining the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing statements or amendments under the applicable Uniform Commercial Code. Debtor also hereby authorizes Secured Party to file any such financing statement or amendment thereto, without the signature of Debtor, or with a copy or telecopy of Debtor's signature, to the extent permitted by applicable law, or to execute any financing statement or amendment thereof on behalf of Debtor as Debtor's attorney-in-fact.

         5.3 Rights Under Uniform Commercial Code. Without limiting any of Secured Party's rights and remedies under this Agreement, Secured Party may enforce the security interests and other liens given hereunder, and under all Security Instruments and documents referred to herein or contemplated hereby, pursuant to the applicable Uniform Commercial Code and any other applicable law including all legal and equitable remedies available to lenders generally.

         5.4 Payments of Taxes and Insurance. If Debtor fails to pay any taxes, assessments, insurance premiums, or other amounts due to third parties as required by Debtor on the Collateral, Secured Party may in its discretion, upon reasonable prior notice to Debtor make any such payment reasonably determined by Secured Party to be due and owing. Any payments made by Secured Party under this Subsection 5.4 shall not constitute (i) an agreement by Secured Party to make similar payments in the future, or (ii) a waiver by Secured Party of any Event of Default under this Agreement. Secured Party need not inquire as to, or contest the validity of, any such expenses, tax security interest, encumbrance or lien, and the receipt of the notice for the payment thereof shall be conclusive evidence that the same was validly due and owing. Debtor agrees to pay Secured Party, on demand, each payment made by Secured Party under this Subsection 5.4 together with a late fee, if any, provided in the TSA.

         5.5 Rights and Remedies are Cumulative. All rights and remedies provided herein are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

         5.6 Self-Help Remedies. SECURED PARTY MAY ENFORCE ITS RIGHTS UNDER THIS AGREEMENT WITHOUT RESORT TO PRIOR JUDICIAL PROCESS OR JUDICIAL HEARING. NOTHING IN THIS AGREEMENT IS INTENDED TO PREVENT DEBTOR OR SECURED PARTY FROM RESORTING TO JUDICIAL PROCESS AT SUCH PARTY'S OPTION.

         5.7 Sale or Disposition of Collateral. Without limiting the generality of the foregoing, if there is an Event of Default which the Debtor fails to cure within any applicable cure period, the Secured Party may, at its option and at any time thereafter, without further demand of performance, or other demand, advertisement or notice of any kind (except the notice specified below of time and place and public or private sale) to or upon Debtor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, in one or more parcel at public or private sale or sales, at any exchange, broker's board or at any of Secured Party's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages, and demands against Secured Party arising out of the lawful repossession, retention or sale of the Collateral in accordance with the terms hereof.

         5.8 Notice of Sale. Debtor agrees that Secured Party need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

         5.9 Application of Sale Proceeds. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of Secured Party hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Secured Indebtedness, in such order as Secured Party may elect. Debtor shall remain liable for any deficiency remaining unpaid after such application and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency, and only after so applying such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, including Section 9-504(1) of the Uniform Commercial Code, need Secured Party account for the surplus, if any, to Debtor.

         5.10 Inspection of Records. Secured Party and any of its employees and agents may enter upon Debtor's premises at any reasonable time to inspect Debtor's books and records pertaining to the Collateral.

         5.11 No Consequential Damages. SECURED PARTY SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE COLLATERAL.

         SECTION 6.  ADDITIONAL PROVISIONS

         6.1 Notices. Any communications between the parties hereto to be given in writing shall be given by mailing the same, postage prepaid, or by telex, cable, facsimile, overnight courier, or personal delivery, to each party at their addresses set forth below or to such other addresses as either party may in writing hereafter indicate. Any communication shall be effective upon the earlier of delivery or five (5) days after sending.

Addresses for Notices and Communications Are:

If to the Secured Party:   WorldCom Network Services, Inc.
                           6929 North Lakewood Avenue
                           Tulsa, Oklahoma  74117
                           Attention: Credit and Collections

If to Debtor:              AmeriVision Communications, Inc.
                           5900 Mosteller Drive, Suite 1850
                           Oklahoma City, OK 73112
                           Facsimile No.: (405) 600-3823

         6.2 No Waiver; Cumulative Remedies. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Secured Party. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have had on any future occasion. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         6.3 Successors and Assigns. All covenants and agreements herein contained by or on behalf of the Debtor shall bind its successor and assigns and shall inure to the benefit of the Secured Party and its successors and assigns. Secured Party's rights under this Agreement or the indebtedness hereby secured may be assigned from time to time and in any such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Agreement to Secured Party. Debtor may not assign this Agreement or any instruments or documents executed in connection herewith or any of the rights of Debtor hereunder without the prior written consent of Secured Party.

         6.4 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Oklahoma, without regard to the conflict of law provisions.

         6.5 Severability. In the event any one or more of the provisions contained in this Agreement, the Security Instruments, or in any other instrument or document referred to herein or executed in connection with or as a security for the TSA, shall, for any reason, be held to be invalid, illegal or unenforceable, such provision(s) shall not affect any other provisions of this Agreement, the TSA, the Security Instruments, or any other instrument or document referred to herein or executed in connection with or as security for the TSA.

         6.6 Defined Terms. Unless otherwise defined in this Agreement, terms used in this Agreement which are defined in the applicable Uniform Commercial Code are used with the meanings as therein defined.

         6.7 Entire Agreement. This Agreement and all instruments, agreements, and documents attached hereto, referred to herein or executed in connection herewith, integrate all the terms and conditions mentioned herein or incidental hereto, constitute the entire agreement between the parties with respect to the subject matter thereof, and supersede all prior discussions, negotiations and communication whether oral or written. Neither Secured Party nor Debtor shall be bound by any promises, representations, warranties, or affirmations not contained in this Agreement, in an agreement, instrument, or document attached hereto or referred to herein or executed in connection herewith.

         6.8 Paragraph Headings. Paragraph headings are for reference only and shall not affect the interpretation or meaning of any provision of this Agreement.

         6.9 Attorneys' Fees. In the event either party retains the services of an attorney in any action involving the enforcement of any provision of the TSA, this Agreement, or any other obligation of Debtor to Secured Party, the prevailing party as determined by the jurisdiction in which such action is brought, shall be entitled to reasonable attorneys' fees and other costs, expenses, and disbursements incurred by the prevailing party in connection therewith in addition to such other relief as may be available to the prevailing party.

         SECTION 7.  PRIOR SECURITY AGREEMENT

         The parties acknowledge there currently exists that certain Security Agreement (the "PRIOR AGREEMENT") dated as of June 1, 1996, by and between Debtor and Secured Party pursuant to which debtor granted Secured Party a security interest in certain of its Collateral as defined in such Prior Agreement. The parties agree that upon the execution and delivery of this Security Agreement to Secured Party, the Prior Agreement will be canceled and superseded in its entirety by this Agreement.

         EXECUTED as of the 20th day of April, 1999.

                                         DEBTOR:

                                         AmeriVision Communications, Inc.


                                         By:      /s/ Stephen B. Halliday
                                            ------------------------------------
                                         Title:   President
                                               ---------------------------------
                                         Print Name:       Stephen B. Halliday
                                                    ----------------------------


ATTEST:

Name:
     ------------------------------------

Title:
      -----------------------------------

[SEAL]


                                         SECURED PARTY:

                                         WorldCom Network Services, Inc.


                                         By:      /s/ Robert S. Vetera
                                            ------------------------------------
                                         Title:   Vice President
                                               ---------------------------------
                                         Print Name:       Robert S. Vetera
                                                    ----------------------------


                                         THE UNDERSIGNED HEREBY CONSENTS TO
                                         AMERIVISION COMMUNICATIONS, INC.'S
                                         GRANTING OF THE SECURITY INTEREST TO
                                         WORLDCOM NETWORK SERVICES, INC. AS
                                         SET FORTH IN THIS AGREEMENT:

                                         Coast Business Credit(R), a division of
                                         Southern Pacific Bank


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------
                                         Print Name:
                                                    ----------------------------